UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

As reported in Item 8.01, attached as Exhibit 99.1 to this Current Report is a letter that Advanced BioEnergy, LLC. (the “Company” or “ABE”) sent to its unitholder members beginning on or about February 6, 2015 (“Unitholder Letter”). This Unitholder Letter contains information about the Company’s expected taxable income for calendar 2014, which will be about $28.0 million or approximately $1.10 per unit.

Item 8.01	Other Events

Attached as Exhibit 99.1 to this Current Report is the Company February 6, 2015 Unitholder Letter, which includes information about the Company’s fiscal 2014 financial performance, tax reporting and timing of the delivery of 2014 Schedules K-1, as well information about the valuation of ABE units and ABE unitholder liquidity matters.

Item 9.01.	Financial Statements and Exhibits

The following Exhibit is attached:

Exhibit 99.1	Advanced BioEnergy, LLC. Systems, Inc. February 6, 2015 Letter to Members

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and Chief Financial Officer

Date: February 6, 2015.